Exhibit 3.18

BYLAWS
VERDELLI FARMS, INC.
ARTICLE I.
SHAREHOLDERS
1.    The annual meeting of the shareholders of this corporation shall be held at such time, date and place as the Board of Directors shall determine.
2.    Special meetings of the shareholders may be called to be held at the principal office of the corporation, or at such other place within or without Pennsylvania designated in the call, at any time, by the President, the Secretary or by resolution of the Board of Directors, or upon written request of the shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the meeting. Upon written request of the shareholder or shareholders entitled to call a special meeting, the Secretary shall give notice of such special meeting, to be held at such time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of such request. Upon neglect or refusal of the Secretary to give such notice, the person or persons calling the meeting may do so.
3.    At least five days before each meeting of shareholders, the officer or agent having charge of the transfer books for shares shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of, and the number of shares held by each. Such list shall be produced and kept open at the time and place of meeting, subject to the inspection of any shareholders during the whole time of the meeting. The preparation of such list may be dispensed with by oral or written agreement of all the shareholders.
4.    Except as herein otherwise provided, written notice of the place, day and hour of each meeting of the shareholders shall be prepared and given to each shareholder having voting rights either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the corporation, not less than five days before any such meeting unless a greater length of time is required by law; and if for a special meeting, such notice shall specify the general nature of the business to be transacted. In any case where the corporation has been unable to communicate with a shareholder for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address, the giving of notice to that shareholder shall not be required, and any action or meeting that is taken or held without notice to that shareholder shall have the same validity as if the notice or communication had been duly given. Notice of a meeting may be waived, whether before or after the time period indicated therein, by written waiver signed by the person or persons entitled to notice. When a meeting is adjourned, notice need not be given of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting, or unless notice of the general nature of the business to be transacted at the adjourned meeting has not been given.
5.    A quorum at any meeting of the shareholders shall consist of the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted on at the meeting. A majority of the votes cast shall be sufficient to authorize any corporate action at the meeting unless such action is by statute required to be decided by a majority of the outstanding shares or otherwise.
6.    All meetings of the shareholders shall be called to order and presided over by the President, or in his absence by a Vice-President (if a Vice-President is then serving), or in his absence by the Secretary, and if none of these are present by a chairman elected by the shareholders.
7.    Shareholders shall have the right to be represented and to vote by proxy at any meeting of shareholders.
8.    Any action which may be taken at a meeting of shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purposes.
9.    Any one or more shareholders may participate in any meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting. Notwithstanding the foregoing, however, use of conference telephone and similar communication equipment shall be permitted at the discretion of the Board of Directors, which shall be deemed to have permitted such use unless and until it shall have taken due action to prohibit such use.
10.    The election of directors shall be at the annual meeting of the shareholders, or at any special meeting called for that purpose. Election of directors need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. Nominations of candidates for election to the Board of Directors shall be received from shareholders entitled to elect directors at such meeting, unless the Board of Directors shall have taken action which stipulates that the following written nomination procedure shall be followed, in which case nomination for election to the Board shall occur only in accordance with the procedure. The written nomination procedure shall be as follows: Nominations, other than those made by the Board of Directors or any committee thereof, must be made in writing and delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any shareholder meeting called for the election of directors, provided, however, that if less than 21 days’ notice of such meeting is given, such nominations may be delivered to the Secretary not later than the close of business on the 7th day following the day on which such notice is mailed. The required notice must set forth, to the extent known by the notifying shareholder, the name, address and principal occupation of each proposed nominee, and the name and address of the notifying shareholder, the number of shares and class of the corporation’s stock that he or she owns, and the number of shares that such shareholder will vote for each proposed nominee. Any nominations not made in accordance with the requirements of this Bylaw provision shall be disregarded.
ARTICLE II.
DIRECTORS
1.    The business and affairs of the corporation shall be managed under the direction of a Board of Directors consisting of one or more members, with the number of members in excess of one to be fixed from time to time by resolution of the Board or by resolution of the shareholders. The first Board shall consist of that person or those persons who shall be appointed by the incorporator of the corporation and shall serve until the first annual meeting of the shareholders and until their successors have been elected and qualified. Except in the cases of vacancies, newly created directorships resulting from any increase in the authorized number of directors, and directors constituting the initial Board of Directors, directors shall be elected by the shareholders. Each director so elected shall hold office until his successor has been elected and qualified, or his earlier death, resignation or removal. Directors need not be shareholders of the corporation.
2.    Vacancies in the Board of Directors, including newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the remaining members of the Board, though less than a quorum. Each person so elected shall be a director until the next annual meeting of shareholders and until his successor is elected and qualified, or his earlier death, resignation or removal.
3.    A shareholder or group of shareholders entitled to elect, appoint, designate or otherwise select one or more directors may elect an alternative for each director. In the absence of a director from a meeting of the board, his alternate may, in the manner and upon such notice, as provided in these Bylaws, attend the meeting or execute a written consent and exercise at the meeting or in such consent all of the powers of the absent director.
4.    The entire Board of Directors, or any member thereof, may be removed at any time without assigning any cause by the vote of the shareholders, or the holders of a class or series of shares, entitled to elect directors, or the class of directors, in the manner provided by law. Vacancies so occasioned may be filled at the same meeting.
5.    Regular meetings of the Board of Directors may be held at such place, day and hour, as shall be determined from time to time by resolution of the Board at a duly convened meeting, or by unanimous written consent of the Board. If such action shall have been taken, no further notice of the holding of any of such regular scheduled meetings shall be necessary; in all other cases, notice shall be given to each director at least 24 hours before the time set for the meeting in the manner provided for in these Bylaws.
6.    Special meetings of the Board of Directors may be called at any time by the President, the Secretary or a majority of the members of the Board, and may be held at any time and place, either within or without the Commonwealth of Pennsylvania, as the notice of meeting may provide. Notice of each special meeting shall be given to each director at least 24 hours before the time set forth the meeting in the manner provided for in these Bylaws.
7.    When the giving of notice of any meeting of the Board of Directors is required, the following shall apply:
(a)    the notice shall specify the place, day and hour of the meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting.
(b)    written notice shall not be required for any meeting, and notice may be given orally to the director in person, by telephone or by means of any other similar communication equipment.
(c)    if written notice is utilized, it may be given either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice.
(d)    when a meeting of directors is adjourned, notice need not be given of the adjourned meeting, other than by announcement at the meeting at which the adjournment is given.
8.    A quorum at any meeting shall consist of a majority of the directors then in office, and a majority of the directors present and voting shall decide any question that may come before the meeting.
9.    The Board of Directors may, by resolution adopted by a majority of the directors in office establish one or more committees, each committee to consist of one or more of the directors of the corporation. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member and alternative member or members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified members. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:
(a)    The submission to shareholders of any action requiring approval of shareholders under the BCL (as that term is more fully defined herein).
(b)    The creation or filling of vacancies in the Board of Directors.
(c)    The adoption, amendment or repeal of the Bylaws.

(d)    The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.
(e)    Action on matters committed by these Bylaws or by resolution of the Board of Directors to another committee of the Board.
10.    Unless the Board of Directors provides otherwise, each committee designated by the Board may adopt and amend rules for the conduct of its business. In the absence of more stringent requirements stipulated by the Board or by a provision in the rules of such committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present and voting at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.
11.    Any action which may be taken at a meeting of the directors or of the members of the executive or other committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the corporation.
12.    Any one or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting. Notwithstanding the foregoing, however, use of conference telephone and similar communications equipment shall be permitted at the discretion of the Board of Directors, which shall be deemed to have permitted such use unless and until it shall have taken due action to prohibit such use.
ARTICLE III.
OFFICERS
1.    As soon as practicable after the annual meeting of the shareholders, the Board of Directors shall elect a President, a Secretary, a Treasurer, and such other assistant officers and agents as it deems necessary or advisable. Unless sooner removed by the Board of Directors, which removal can be effected at any time either with or without cause, all the officers shall hold office for the term of the Board by which they are elected, and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. Any number of offices may be held by the same person.
2.    Election of an officer or agent shall not of itself create contract rights. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board of Directors may fill any vacancies in any office occurring in any manner.

3.    The President shall be the chief executive officer of the corporation, shall preside at all meetings, shall have general supervision of the affairs of the corporation, shall make reports to the directors and shareholders, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.
4.    The Secretary shall attend meetings of the Board and shareholders and keep their minutes and record their votes, shall give or cause to be given notices of meetings of the Board and shareholders, shall have charge of the seal and the books of the corporation, shall sign with the President such instruments as require such signature, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.
5.    The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall sign or countersign such instruments as require his signature, shall perform all duties incident to his office or that are properly required of him by the Board of Directors, and if required by the Board of Directors, shall give bond for the faithful performance of his duties in such sum and with such sureties as may be required by the Board of Directors.
6.    All other officers, assistant officers, and agents shall perform such duties as may be required of them by the Board of Directors. All officers, assistant officers, and agents of the corporation shall be subject to removal by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person removed.
7.    The Board of Directors shall have power to fix the compensation of all officers and assistant officers of the corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
ARTICLE IV.
SHARES
1.    Share certificates shall be issued to each holder of fully-paid shares, in numerical order, from the share certificate books, and shall be executed, by facsimile or otherwise, in such manner as may be determined from time to time. Where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the corporation, with the same effect as if the officer had not ceased to be such at the time of its issue. A record of each certificate issued shall be kept.
2.    Shares of the corporation shall, upon surrender and cancellation of the certificate representing them, be transferred upon the books of the corporation at the request of the holder thereof named in the surrendered certificate or certificates, in person or by his legal representative, or by his attorney duly authorized by written power of attorney filed with the Secretary of the corporation.
3.    In case a share certificate is lost, destroyed or stolen, another may be issued in lieu thereof in such manner and upon such terms as the Secretary or Board of Directors may authorize under the circumstances.
4.    The holder of record of any share or shares shall be entitled by the corporation to be treated as the holder in fact thereof, and the corporation accordingly shall not be bound to recognize any equitable claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable laws; provided, that the Board of Directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board may set forth:
(a)    The classification of shareholder who may certify.
(b)    The purpose or purposes for which the certification may be made.
(c)    The form of certification and information to be contained therein.
(d)    If the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation.
(e)    Such other provisions with respect to the procedure as are deemed necessary or desirable.
Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.
5.    A subscriber to, or holder or owner of, shares shall not be under any liability to the corporation or any creditor thereof with respect to the shares other than the personal obligation of shareholder who has acquired his shares by subscription to comply with the terms of the subscription.
ARTICLE V.
DIVIDENDS AND FINANCE
1.    Dividends shall be declared as provided by law at such times as the Board of Directors shall determine.
2.    The monies of the corporation shall be deposited in the name of the corporation, in such banks or depositories as the Board of Directors shall designate, and shall be drawn out only by check signed as directed by the Board of Directors.

3.    The compensation of officers and directors of the corporation, if any, shall be in such amount or at such rate as shall be fixed by order of the Board of Directors or by such person or persons as may be delegated by the Board to fix such compensation.
4.    The officers of the corporation shall tender to the Board of Directors such financial reports of the condition of the corporation as may be required by the Board of Directors.
5.    The Treasurer, with the approval of the Board of Directors, may make charitable contributions out of the funds of the corporation for purposes permitted by law, without the consent of the shareholders; provided, however, that full report of such contributions shall be made to the Board of Directors at its next meeting.
ARTICLE VI.
INDEMNIFICATION
1.    The corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of this corporation, by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
2.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of this corporation that indemnification of, and advancement of expenses to, directors and officers of this corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article VI shall be deemed to have been amended for the benefit of directors and officers of this corporation effective immediately upon any modification of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the “BCL”) which expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of this corporation.
3.    This corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by this corporation.
4.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
5.    This corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of this corporation or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article VI. The provisions of this Article VI shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 1 of this Article VI but whom this corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 5 shall be exercised by the Board of Directors of this corporation.
6.    The repeal of this Article VI or any amendment thereof which may impair or otherwise diminish the protection afforded hereby to the persons described herein shall be effective only with respect to acts or omissions by such persons which occur after the effective date of such repeal or amendment and shall have no effect whatsoever with respect to acts or omissions occurring prior to such effective date.
ARTICLE VII.
LIMITATION OF DIRECTOR MONETARY LIABILITY
A director of the corporation shall not be personally liable, as such, for monetary damages for any action taken, or for any failure to take any action, unless (1) the director has breached or failed to perform the duties of his office under Section 1721 of the BCL and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This bylaw shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law. No amendment to or repeal of this bylaw shall apply to or have any effect on the personal liability for monetary damages of any director of the corporation for, or with respect to, any act or omission of such director occurring prior to such amendment or repeal.
ARTICLE VIII.
MISCELLANEOUS
1.    The corporation may have a corporate seal which shall have inscribed thereon the name of the corporation, the year of organization, and the words “Corporate Seal -

Pennsylvania”, or such inscription as the Board of Directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.
2.    No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation or other entity or enterprise in which one or more of the corporation’s directors or officers are directors, trustees or officers, or have a financial or other interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because the director’s or officer’s vote is counted for such purpose, if: (1) the material facts as to the director’s or officer’s interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; (2) the material facts as to the director’s or officer’s interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes such a contract or transaction.
3.    Reference in these Bylaws to “BCL” shall mean the Pennsylvania Business Corporation Law of 1988, as amended from time to time.
ARTICLE IX.
AMENDMENTS
1.    These Bylaws may be adopted, amended or repealed, in whole or in part, by a majority vote of all votes cast at any regular or special meeting of the shareholders.
2.    These Bylaws may be adopted, amended or repealed, in whole or in part, by a majority vote of the Board of Directors, at any regular or special meeting, subject to the power of the shareholders to change such action; provided, that except as provided in Section 1310(a) of the BCL, the Board of Directors shall not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by any provision of the BCL. Any such action to adopt, amend or repeal these Bylaws may not be taken by a committee of the Board of Directors.